Calculation of Filing Fee Tables
S-8
Bakkt, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common stock, par value $0.0001 per share	Other	1,500,000	$ 5.56	$ 8,340,000.00	0.000087	$ 725.58
Total Offering Amounts:						$ 8,340,000.00		$ 725.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 725.58
Offering Note
[1]	(1) This Registration Statement covers shares of Class A common stock, $0.0001 par value per share, of Bakkt, Inc., or the Registrant, authorized for issuance pursuant to the Registrant's 2026 Inducement Plan (the "Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Registrant, combination or exchange of shares, dividend in kind or other like change in capital structure. (2) Estimated solely for purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per unit and maximum aggregate offering price are based on the reported average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on October 19, 2026 (rounded up to the nearest cent).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources